SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS Employment Identification No.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant's telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
              240.14d-2(b)).

____      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR
              240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                   (b) Todd E. Diener has been elected by the Board of Directors of Brinker International, Inc. (the "Company") to the position of Executive Vice President and Chili's Grill & Bar President effective June 7, 2005.  Mr. Diener, 48, has served as Chili's Grill & Bar President on an interim basis since February 21, 2005.  Mr. Diener previously served as Executive Vice President and Chief Operating Officer from June 2003 to June 2005, Senior Vice President and Chili's Grill & Bar President from May 1998 to June 2003, and Senior Vice President and Chief Operating Officer of Chili's from July 1996 to May 1998.  Mr. Diener joined the Company as a Chili's Manager Trainee in 1981 and was promoted to General Manager in 1983, Area Director in 1985, and Regional Director in 1987.  Mr. Diener became Regional Vice President in 1989, a position he held until July 1996.

Section 8 - Other Events

Item 8.01.  Other Events

                   On June 9, 2005, Mark F. Tormey, Senior Vice President and Maggiano's Little Italy President announced his intention to resign from the Company.  Mr. Tormey will continue to serve as President of the Company's Maggiano's Little Italy restaurant concept until his successor is identified.

Section 9 - Financial Statement and Exhibits.

 Item 9.01.  Financial Statements and Exhibits.

                   (c)  Exhibits.

                   99 Press Release, dated June 7, 2005.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: June 9, 2005	By: /s/ Roger F. Thomson
Roger F. Thomson, Executive Vice President,
Chief Administrative Officer, General Counsel
and Secretary